UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2004

VERITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26880	77-0182779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

894 Ross Drive

Sunnyvale, California 94089

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 541-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 22, 2004, Inxight Software, Inc., a privately held company, filed a complaint in the Superior Court of California for the County of Santa Clara against Verity, Inc. alleging, among other things, breach of contract and trade secret misappropriation, and that Verity had otherwise exceeded its rights under its license agreement with Inxight. Inxight is seeking, among other things, monetary damages of at least $1 million and injunctive relief commanding Verity to cease distributing Inxight’s product to Verity K2 product-line OEM customers.

In connection with this dispute, Verity itself had filed an action on October 22, 2004, asking a federal court to declare that Verity has not exceeded its license rights. Verity believes that its legal positions are meritorious, and it intends to vigorously prosecute the litigation in order to confirm its rights. Accordingly, Verity does not expect that this dispute with Inxight will have a material effect on its results of operations.

Cautionary Statement

Cautionary Statement: The statements in this Form 8-K regarding Verity’s intent to prosecute the litigation vigorously, and Verity’s expectation that the litigation will not materially affect Verity’s results for its third quarter, are forward-looking statements subject to risks and uncertainties. These risks include the fact that litigation is inherently uncertain, and the outcome of the litigation, if adverse, may prevent Verity from distributing products containing the Inxight technology to its customers, which could have a significant impact on Verity’s results of operations. Other risks relating to Verity and its business and products are set forth under the caption “Risks Relating to Our Operations” in Item 3 of Verity’s Form 10-Q filed with the United States Securities and Exchange Commission on October 8, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VERITY, INC.

Dated: October 26, 2004	By:	/s/ Steven R. Springsteel
Steven R. Springsteel
Senior Vice President of Finance and Administration and Chief Financial Officer